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                                                                    EXHIBIT 23.1

                         INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated September 4, 1997 for the financial statements of Concept Design Systems, Inc. as of June 30, 1997 and for the year then ended included in Mattson Technology, Inc.'s form 8-K/A filed on May 6, 1999 and to all references to our Firm included in or made a part of this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP
                                          Arthur Andersen LLP
San Jose, California
January 27, 2000